Registration No. 333-164490

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1/A-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EASTERN WORLD SOLUTIONS INC.
(Name of small business issuer in its charter)

Nevada	5700
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

Level 39, One Exchange Square	National Registered Agents Inc. of NV
8 Connaught Place	1000 East Williams Street, Suite 204
Central, Hong Kong	Carson City, Nevada 89701
011 852 3101 7428	800-550-6724
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)
_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
509-624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price	[1]

Common Stock:	3,000,000	$0.05	$150,000	$10.70

[1]           Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

EASTERN WORLD SOLUTIONS INC.
Shares of Common Stock
1,500,000 minimum - 3,000,000 Maximum

Before this offering, there has been no public market for the common stock and after this offering there will be no public market for the common stock.

This offering will begin on the effective date of this registration statement.  That date is set forth below as “The date of this prospectus is____________” and will terminate 270 days later on _________________, 2010, or on the date the maximum number of shares are sold, which ever date is earlier.

We are offering up to a total of 3,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,500,000 shares minimum, 3,000,000 shares maximum.  The offering price is $0.05 per share.  Funds from this offering will be placed in a separate bank account at JPMorgan Chase Bank, Tulsa, Oklahoma.  Its telephone number is (918) 293-4350.  There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate interest bearing savings account under our control where we have segregated your funds.  As a result, creditors could attach the funds.  Only Bradley Miller, our sole officer and director will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days.  The funds will be maintained in the separate bank until we receive a minimum of $75,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus.  In the event that 1,500,000 shares are not sold within 270 days, all money received by us will be promptly, returned to you without interest and without deduction of any kind.  We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days.  Collected funds are deemed funds that have been paid by the drawee bank.  JPMorgan Chase Bank, Tulsa, Oklahoma, will determine if the securities have been paid for with collected funds prior to the expiration of 270 days from the date of this prospectus.

There is no minimum purchase requirement for each investor.

Our common stock will be sold by Bradley Miller, our sole officer and director.

Investing in our common stock involves risks. See “Risk Factors” starting at page 8.

	Offering Price	Expenses	Proceeds to Us

Per Share – Minimum	$0.05	$0.02	$0.03
Per Share – Maximum	$0.05	$0.01	$0.04
Minimum	$75,000	$30,000	$45,000
Maximum	$150,000	$30,000	$120,000

The difference between the aggregate offering price and the proceeds to us is $30,000. The $30,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $30,000 will be paid from the first proceeds of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We are a start-up stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception.  We will be developing a website (www.skiwear4you.com) that will offer a variety of skiwear at retail prices which will be dropped shipped within two days of ordering.  Other than reserving the domain name, we have not taken possession nor begun construction of the website.  We will not developing the website further until we have completed our public offering of our common stock.  We have spent nominal time designing the website.  We intend to retain the services of a website developer to create the website.  We have not generated any revenues and the only operations we have engaged in is planning our website and the development of a business plan.

Our principal executive office is located at Level 39, One Exchange Square, 8 Connaught Place, Central, Hong Kong.  Our telephone number is 852 3101 7428 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is December 31.

While our corporate headquarters are located in Hong Kong, our president is domiciled at 1716 south Gary Avenue, Tulsa, Oklahoma 74104.   Domicile is the place where the person intends to make his home permanently.

Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have not commenced operations. Because our sole officer and director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

The offering

Following is a brief summary of this offering:

Securities being offered	Up to 3,000,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.05
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	$45,000 assuming the minimum number of shares is sold. $120,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after the offering if all of the shares are sold	13,000,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of December 31, 2009
Balance Sheet
Total Assets	$30,005
Total Liabilities	$30,030
Stockholders’ Deficiency	$(25)

Period from
December 18, 2009
(date of inception) to
December 31, 2009
Income Statement
Revenue	$0
Total Expenses	$125
Net Loss	$(125)

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to engage in business of online sale of skiwear at retail prices.  Our specific plan is to engage in the online sale of skiwear by drop shipping them within two days of order. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

We have no plans or intentions to be acquired or to merge with an operating company, nor do our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with EASTERN WORLD SOLUTIONS INC.

1.  Because our auditors have issued a going concern opinion and because our sole officer and director will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus, we have not commenced operations. Because our sole officer and director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

2.  We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on December 18, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $125.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*           completion of this offering
*           our ability to locate distributors who will sell their products to us
*           our ability to attract customers who will buy our products
*           our ability to generate revenues through the sale of our products

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues will cause us to suspend or cease operations.

3.  We have no customers and we cannot guarantee we will ever have any. Even if we obtain customers, there is no assurance that we will make a profit.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any. Even if we obtain customers, there is no guarantee that we will be able to locate our customers who will buy our products. If we are unable to attract enough suppliers to offer their products for resale to us to offer our customers, or enough customers to buy the products from us and our website to operate profitably we will have to suspend or cease operations.

4.  We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

We have not started our business. We need the proceeds from this offering to start our operations.  If the minimum of $75,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin operations.  It will also enable us to initiate development on our website, begin the gathering of information for our database and initiate the development of our marketing program.  We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

5.  Because we are small and do not have much capital, we must limit marketing our services to customers and suppliers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our products.  The sale of our products via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

6.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting suppliers and customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director, Bradley Miller, will only be devoting limited time to our operations. Mr. Miller will be devoting approximately 15 hours per week of his time to our operations.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

7.  Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals or suspend or cease operations.

Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

8.  Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director.  He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  While Mr. Miller has no formal training in financial accounting matters, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls.  Lack of proper controls could cause our financial statements to be inaccurate which will give us an incorrect view of our financial condition and mislead us into believing our operations are being conducted correctly.  As a result, investors will be misled about our financial condition and the quality of our operations.  This inaccurate reporting could cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

9. If Bradley Miller, our president and a director, should resign or die, we will not have a chief executive officer which could result in our operations suspending.  If that should occur, you could lose your investment.

Bradley Miller is our sole officer and director.  We are extremely dependent upon him to conduct our operations.  If he should resign or die, we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event, it is possible you could lose your entire investment.

10.  We may be categorized as a shell company and as a result we may not have the benefit of laws.

We may be categorized as a “shell company” as that term is defined in Reg. 405 of the Securities Act of 1933, as amended.  If we are categorized as a shell company, Rule 144 of the Act will be unavailable for the resale thereof and we will not be able register a plan on Form S-8.  As a result, if a shareholder holds restricted securities, he may not be able to resell the same and we may not be able to issue shares of common stock as part a stock option plan.

11.  While we do not have plans to enter into a reverse acquisition with any companies, if do, shareholders will not have the right to vote on the issue.

If we enter into a reverse acquisition with any entities, our shareholder will not have the right to vote on the matter.  A reverse acquisition is a term of art that means we will acquire another company and our business thereafter will be that of the acquired company.  Further, management of the acquired company will become our officers and directors and our existing officers and directors will resign.  We have no plans whatsoever to enter into a reverse acquisition with any companies at the present time.

12.  Bradley Miller, our sole officer and director was the former sole officer and director of a shell company that became VLOV, INC  through a reverse acquisition .

Bradley Miller, our sole officer and director, was the sole officer and director of Sino Charter Inc., a Nevada corporation which subsequently became VLOV, Inc.   Sino Charter, Inc. was never successful in achieving profitability prior to the VLOV transaction and never implemented the business plan described in its initial registration statement .

13. Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our sole officer and director misappropriate the funds for their own use, you will lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  Further, sole officer and director will have the power to appropriate the money we raise.  As such, they could withdraw the funds without your knowledge for their own use.  If that happens, you will lose your investment and your funds will be used to pay creditors.

14.  Since our headquarters are located in China  and most of our assets and key personnel are located in Hong Kong, you may not be able to enforce any United States judgment for claims you may bring against us, our assets, our key personnel or the experts named in this prospectus.

While we are organized under the laws of State of Nevada, our headquarters and sole officer and director are located outside the United States.  As a result, it may be impossible for you to affect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws.  In addition, a Chinese court may not permit you to bring an original action in China or to enforce in China a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws.   While Mr. Miller is domiciled in Tulsa, Oklahoma, he resides most of the time in China .

15.  A permanent loss of data or a permanent loss of service on the Internet will have an adverse affect on our operations and will cause to cease doing business.

Our operations depend entirely on the Internet.  If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

Risks associated with this offering:

16.  Because our sole officer and director, who is also our sole promoter, will own more than 50% of the outstanding shares after this offering, he will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

Even if we sell all 3,000,000 shares of common stock in this offering, Bradley Miller will still own 10,000,000 shares and will continue to control us.  As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Miller will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

17.  Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

18.  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

Our offering is being made on a self-underwritten $75,000 minimum, $150,000 maximum basis.  The table below sets forth the use of proceeds if $75,000, $100,000, or $150,000 of the offering is sold.

	$75,000	$100,000	$150,000
Gross proceeds	$75,000	$100,000	$150,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$45,000	$70,000	$120,000

The net proceeds will be used as follows:

Website development	$5,000	$7,500	$10,000
Database	$5,000	$12,500	$20,000
Marketing and advertising	$15,000	$25,000	$35,000
Establishing an office	$10,000	$10,000	$10,000
Salaries	$0	$12,500	$25,000
Working capital	$10,000	$2,500	$20,000

Total offering expenses to be paid from the proceeds of the offering are $20,000 for legal fees; $200 for printing our prospectus; $9,500 for accounting/administrative fees; $500 for state securities registration fees; $200 for our transfer agent; and $8.37 for our SEC filing fee.  The foregoing are approximations.  Bradley Miller, our sole officer and director, has advanced us $30,000 to cover these costs.  Mr. Miller will be reimbursed from the proceeds of the offering.  The advance is evidenced by a promissory  demand note dated December 21, 2009 with interest thereon at the rate of 4% per annum that can be accelerated and become payable to Mr. Miller at any time .

We will be able to begin operations with the minimum funds described above.  By raising additional amounts, we will have the ability to create a better website with more options; a better data base that will allow us to analyze the data in more ways; increase marketing and advertising; add one or two additional employees; and, provide for additional working capital.

We will spend between $5,000 and $10,000 for the preparation of our website which includes the cost of content creation and links to and from our website.   We have spent nominal time designing the website.  We intend to retain the services of a website developer to create the website.

We intend to develop and maintain a database of suppliers and customers.  The estimated cost to develop and maintain the database is $5,000 to $20,000.

Marketing and advertising will be focused on promoting products to the public.  We also intend to print sales material for distribution in newspapers.  The cost of developing the campaign is estimated to cost $15,000 to $35,000.

We have leased office space at a monthly rate of approximately $200.  We will use $10,000 of the proceeds of this offering to cover the cost of the office space and maintain the website and database.  The $10,000 will pay for the physical office space, computer equipment, telephones and other assets as required to maintaining the operations.

If we raise at least $100,000, we intend to pay a salary to Bradley Miller, our sole officer and director.  In addition, we intend to hire one or two sales employees to handle Internet transactions with our customers.

Working capital is the cost related to operating our office.  It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $150,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*           our lack of operating history
*           the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
*           our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2009, the net tangible book value of our shares of common stock was a deficit of ($25) or approximately ($0.00) per share based upon 10,000,000 shares outstanding.

If 3,000,000 Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 13,000,000 shares to be outstanding will be $119,975 or approximately $0.00923 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00923 per share without any additional investment on their part. You will incur an immediate dilution from $0.05per share to $0.00923 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.05 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash totaling $100 or approximately $0.00001 per share.

If 2,250,000 Shares Are Sold:

Upon completion of this offering, in the event 2,250,000 shares are sold, the net tangible book value of the 12,250,000 shares to be outstanding will be $82,475, or approximately $0.00673 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00673 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.00673 per share.

After completion of this offering, if 2,250,000 shares are sold, you will own approximately  18.37% of the total number of shares then outstanding for which you will have made a cash investment of  $112,500 , or $0.05 per share. Our existing stockholders will own approximately 81.63% of the total number of shares then outstanding, for which they have made contributions of cash totaling $100 or approximately $0.00001 per share.

If 1,500,000 Shares Are Sold:

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 11,500,000 shares to be outstanding will be $44,975, or approximately $0.00391 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00391 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.00391 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 13.04% of the total number of shares then outstanding for which you will have made a cash investment of $75,000, or $0.05 per share. Our existing stockholders will own approximately 86.96% of the total number of shares then outstanding, for which they have made contributions of cash totaling $100 or approximately $0.00001 per share.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 3,000,000 shares of common stock on a self-underwritten basis, 1,500,000 shares minimum, 3,000,000 shares maximum basis. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at JPMorgan Chase Bank, Tulsa, Oklahoma.  Its telephone number is (918) 293-4350.  The funds will be maintained in the separate bank until we receive a minimum of $75,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us.

If we do not receive the minimum amount of $75,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without interest and without a deduction of any kind.  We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $75,000 within the 270 day period referred to above. There are no finders involved in our distribution.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.  The following are material terms that would allow you to be entitled to a refund of your money:

*           extension of the offering period beyond 270 days;
*           change in the offering price;
*           change in the minimum sales requirement;
*           change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through Bradley Miller, our sole officer and director.  He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.  The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Bradley Miller is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Miller will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares outside the United States.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $150,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.   Because the penny stock rules impose additional obligations on broker/dealers, many broker/dealers are unwilling to buy or sell penny stock s or open accounts for customers who wish to buyer or sell penny stock.  As a result the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.           execute and deliver a subscription agreement; and
2.           deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to EASTERN WORLD SOLUTIONS INC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, locate suppliers of products, and sell products to our customers.   We have spent nominal time designing the website.  We intend to retain the services of a website developer to create the website.   Accordingly, we must raise cash from sources other than operations.  Our only other source for cash at this time is investments by others in our company.  We must raise cash to implement our project and begin our operations.  Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months.  We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to maintain operations for twelve months, but we cannot guarantee that once we begin operations we will stay in business after twelve months.  If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.  If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy.   If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy.

If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph.   Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Upon completion of our public offering, our specific goal is to profitably sell products on our Internet website to the public.  We intend to accomplish the foregoing by the following steps.

1.           Complete our public offering.  We believe that we will raise sufficient capital to begin our operations.  We believe this could take up to 270 days.  We will not begin operations until we have closed this offering.  We intend to concentrate all of our efforts on raising as much capital as we can during this period.   After we complete our public offering, we intend to spend the funds as described in the Use of Proceeds section of this prospectus.

2.           After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations.  Establishing our offices will take approximately a week.  We have allocated $10,000 for the initial setup of the office.   We do not intend to hire employees unless we raise at least $100,000.  Our sole officer and director will handle our administrative duties.

3.            We have spent nominal time designing the website.   We plan to retain a website developer create a state of the art website to promote our products.  We expect to spend $5,000 to $10,000 for the website which will include graphics and links from our site.  We intend to locate smaller, new manufacturers or distributors to offer their products on a more exclusive basis.

4.           Marketing and advertising will be focused on promoting our website and products.  The advertising campaign may also include the design and printing of various sales materials.  We intend to market our website through traditional sources such as advertising in magazines, billboards, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email.  Advertising and promotion will be an ongoing effort but the initial cost of developing the campaign is estimated to cost between $15,000 to $35,000.

5.           Once the website is fully functional and we have located and negotiated agreements with a suitable number of suppliers to offer their products for sale, we intend to hire 1 or 2 part-time salesperson(s) to fill Internet orders from customers.

We anticipate that we will generate revenues as soon as we are able to offer products for sale on our website.  This will happen once we negotiated agreements with one or two suppliers of products.

We will not be conducting any research.  We are not going to buy or sell any plant or significant equipment during the next twelve months.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not know what we will do and we do not have any plans to do anything.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in a start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements with manufacturers or distributors to offer their products for sale to us at pricing that will enable us to establish and sell the products to our clientele at a profit.  We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on December 18, 2009 to December 31, 2009

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan.  We have reserved the domain name “skiwear4you.com” and commenced construction of our web site. Our loss since inception is $125 all of which is for filing fees and general office costs.  We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 10,000,000 shares of common stock to our sole officer and director for $100.

Liquidity and capital resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 10,000,000 shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  This was accounted for as a sale of common stock.

As of December 31, 2009, our total assets were $30,005 and our total liabilities were $30,030 comprising of $30,000 owning to Bradley Miller, our sole officer and director, As of December 31, 2009, we had cash of $20,005.

BUSINESS

General

We were incorporated in the State of Nevada on December 18, 2009. We will develop a website (www.skiwear4you.com) that will offer skiwear at retail prices to customers ordering online. Other than reserving the domain name, we have not taken possession nor begun construction of the website.  We will not developing the website further until we have completed our public offering of our common stock. We have spent nominal time designing the website.  We intend to retain the services of a website developer to create the website. We have not generated any revenues and the only operations we have engaged in is planning our website and the development of a business plan.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause its plans to change.

We have not begun operations and will not begin operations until we completed this offering.  Our plan of operation is forward looking and there is no assurance that we will ever begin operations.  Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to offer skiwear at retail prices to customers ordering online.  Our specific plan is to offer skiwear at retail prices to customers ordering online. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

We have no plans or intentions to be acquired or to merge with an operating company, nor do our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Merchandising

We will target the competitive and recreational skiing customers with a full-line product of skiwear offering a wide variety of price points. We offer a product mix that includes inexpensive, medium priced, high priced and profession skiwear. We believe we offer consistent value to consumers by offering distinctive merchandise offered by well-known brand named skiwear such as Spyder, North Face, Columbia, Marmot, and Patagonia. We will offer more types of skiwear that could be purchased at any sporting goods store.

We will experience seasonal fluctuations in our sales with higher sales in the fall, tapering off during the winter and being at the lowest level in the spring and summer quarters.

Skiwear clothing ranges in price from about $1,000 for an 8000 meter insulated suit to about $10 for novice ski gloves.

Website

We have spent nominal time designing the website.  We intend to retain the services of a website developer to create the website.  We intend to create and maintain a website which will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hotmetal/miva script, shopping cart, secure transactions signio support, cybercash support and macromedia flash.  The foregoing will allow us to make retail sales of clothing products, promote our products in an effective manner, and communicate with our customers on-line.

The website is intended to be a destination site for retail buyers of skiwear allowing them to select from the virtual universe of skiwear available to amateurs and professionals alike.  We hope the site will become a “one-stop shopping” destination for purchasing skiwear and we believe that the site will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced skiwear.  We intend to continually source out and negotiate strategic relationships with individual suppliers and manufacturers to offer their products on our website.  We intend to negotiate favorable pricing from the manufacturers in exchange for offering them direct access to the database of potential buyers that we intend to develop and maintain through our marketing program.

Database

We intend to develop and maintain a database of all customers and suppliers.  It will include the customer’s name, address, telephone number, item purchased and additional information we hope to obtain through the use of a questionnaire.   The size of the questionnaire is dependent upon how much we raise.  The questionnaire will ask questions related to the customer’s skiing experience.  The more information that we can obtain from a customer, the more we can know the customer and the more information we will have in order adjust our marketing and sales programs.  The cost of the data base is relative to the amount of information we acquire and our ability to analyze the information.  The same applies to the suppliers.  Suppliers will be interested in the feedback we receive from our customers.  It should give suppliers feedback on their merchandise.

We also believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. There is no assurance that such security precautions will be successful.

Other than investigating potential technologies in support of our business purpose, we have had no material business operations since inception in December 2009.  At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based retailer focused on the distribution of skiwear.

The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Convenient Shopping Experience

Our online store will provide customers with an easy-to-use Web site. The website will be available 24 hours a day, seven days a week and will be reached from the shopper's home or office. Our online store will enable us to deliver a broad selection of products to customers in rural or other locations that do not have convenient access to physical stores.  We also intend to make the shopping experience convenient by categorizing our products into easy-to-shop departments.

Customer Service

We intend to provide a customer service department via email where consumers can resolve order and product questions. Furthermore, we will insure consumer satisfaction by offering a money back guarantee.  The return policy is subject to the skiwear glove not being used or oiled.

Online Retail Store

We intend to design our Internet store to be a place for individual consumers to purchase our line of products.

Shopping at our Online Store

Our online store will be located at www.skiwear4you.com.  We believe that the sale of ski clothing  on the Internet can offer attractive benefits to consumers.  These include enhanced selection, convenience, quality, ease-of-use, depth of content and information and competitive pricing.  Key features of our online store will include:

Browsing

Our online store will offer consumers several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product selection.  By clicking on a category names, the consumer will move directly to the home page of the desired category and can view promotions and featured products.

Selecting a Product and Checking Out

To purchase products, consumers will simply click on the “add to cart” button to add products to their virtual shopping cart. Consumers will be able to add and subtract products from their shopping cart as they browse around our online store prior to making a final purchase decision, just as in a physical store.  To execute orders, consumers click on the “checkout” button and, depending upon whether the consumer has previously shopped at our online store, are prompted to supply shipping details online. We will also offer consumers a variety of wrapping and shipping options during the checkout process. Prior to finalizing an order by clicking the “submit” button, consumers will be shown  their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying

To pay for orders, a consumer must use a credit card, which is authorized during the checkout process.  Charges are assessed against the card when the order is placed.  Our online store will use a security technology that works with the most common Internet.   We will be using 128-bit encoding encryption required by the U.S. for transactions occurring over the Internet.  As mentioned previously, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction.

We intend to pass on to our customer any warranties that suppliers make to us.  If we have a warranty from a manufacture and a customer returns products to as a result of defects in the product, we will forward the product to the manufacture for repair or replacement under the manufacturer’s warranty to us.  If there is no warranty from the manufacture to us or if the warranty flows directly to the customer, we will return the product to the customer with advice that there is no warranty protection or that the customer should return the product directly to the manufacturer.

Source of Products

We intend to purchase products from manufacturers and distributors of skiwear, primarily in the China with the idea of promoting the sale there initially in Central and Eastern Europe where skiwear has become as popular is it is in the United States.  A portion of the purchase price, between 40% and 70%, depending on the prices we negotiate with the manufacturer, is used to acquire the product from the manufacturer or distributor.  Mark-ups on new products will range from 15% to 200%.  The mark-up will be comparable with our competitors.  We will take each product on a case by case basis. The product will be shipped directly from the manufacturer to the customer, thereby eliminating the need for storage space or packaging facilities.

We intend to source out and negotiate with manufacturers and distributors to offer their products for sale on our website either directly or via a direct link to their websites.  In addition, we intend to locate and negotiate relationships with some manufacturers and distributors to offer their skiwear on a more exclusive basis, such as skiwear that are pre-broken in and made from softer material such as deerskin.  We have indentified three potential suppliers however we have not entered into any agreements with the suppliers until such time as we successfully complete our public offering.  We have not requested any agreements because if we do not complete this public offering we will not be starting our operations.  We anticipate that terms of the agreements with the suppliers will be very simple.  The supplier will be paid by us prior to shipment.  We will not order any products unless our customer has paid us in full prior to placing our order with the supplier.  We will require our customer to pay us before we pay the supplier.  We will place the order and direct the supplier to ship directly to the customer.  The cost of insurance and shipping will be included in the price we pay the supplier for the product.  Based upon our cost, we will mark up the cost to the customer.  Bradley Miller, our sole officer and director identified these suppliers.  Mr. Miller resides in Tulsa, Oklahoma but has knowledge of skiwear and marketing in Europe and China.

Revenue

We intend to generate revenue from four sources on the website:

-           Revenues will be generated from the direct sale of products to customers.  We will order products on behalf of our customers directly from our suppliers.  At the time we are receiving an order from a customer, we will order the product from the supplier.  That way we avoid having to carry any inventory that can be costly and become obsolete.  We would earn revenue based on the difference between our negotiated price for the product with our suppliers and the price that the customer pays;

-           Revenues will be generated by fees received for sales that originate from our website and are linked to those manufacturers that we will negotiate relationships with.  Our customers would link to the manufacturer’s website directly from our site and we would be paid a fee for directing the traffic that results in sales;

-           We plan to offer banner advertising on our website for all sporting goods suppliers and manufacturers;

-           Finally, we plan to earn revenues for special promotions to enable manufacturers to launch new products - we would sell “premium shelf space” on our website.  Premium shelf space will be eye appealing advertising space which will appear on the initial webpage of our Internet site.

We also intend to develop and launch an advertising campaign to introduce our website to potential customers.

Competition

Industry and Competition

The retail market for sporting goods, which includes the sale of skiwear, is highly competitive. In general, competition tends to fall into the following five basic categories:

Sporting Goods Superstores.  Stores in this category typically are larger than 35,000 square feet and tend to be free-standing locations. These stores emphasize high volume sales and a large number of stock-keeping units. Examples include Academy Sports & Outdoors, Dick’s Sporting Goods, Joe’s Sports & Outdoor, The Sports Authority and Sport Chalet.

Traditional Sporting Goods Stores.  This category consists of traditional sporting goods chains, including us. These stores range in size from 5,000 to 20,000 square feet and are frequently located in regional malls and multi-store shopping centers. The traditional chains typically carry a varied assortment of merchandise and attempt to position themselves as convenient neighborhood stores. Sporting goods retailers operating stores within this category include Hibbett Sports and Modell’s.

Specialty Sporting Goods Stores.  Specialty sporting goods retailers are stores that typically carry a wide assortment of one specific product category, such as athletic shoes, golf, or outdoor equipment. Examples of these retailers include Bass Pro Shops, Foot Locker, Gander Mountain, Golfsmith and REI. This category also includes pro shops that often are single-store operations.

Mass Merchandisers.  This category includes discount retailers such as Kmart, Target and Wal-Mart and department stores such as JC Penney, Kohl’s and Sears. These stores range in size from approximately 50,000 to 200,000 square feet and are primarily located in regional malls, shopping centers or on free-standing sites. Sporting goods merchandise and apparel represent a small portion of the total merchandise in these stores and the selection is often more limited than in other sporting goods retailers.

Catalog and Internet-based Retailers.  This category consists of numerous retailers that sell a broad array of new and used sporting goods products via catalogs or the Internet.   We fall into this category.

Our operations to date have been incorporating the company, preparation of our business plan, hiring an attorney to assist with the preparation of our registration statement, hiring an accountant, retaining an auditor, and preparing and filing our registration statement with the Securities and Exchange Commission.  Until we raise capital from our public offering, we are not in a position to compete in the market place.  Accordingly, our plan of operation is forward looking.   Upon completing our public offering and raising at least $75,000, we believe we will be able to compete successfully with each of the competitors discussed above by focusing on what we believe are the primary factors of competition in the skiwear industry.  These factors include experienced and knowledgeable personnel; customer service; breadth, depth, price and quality of merchandise offered; and, advertising; effective sales techniques.

Our principal immediate competitors are www.skis.com; www.goski.com; www.usoutdoorstore.com; and www.rei.com.

Marketing

We intend to market our website primarily in Europe and in the United States through traditional sources such as trade magazines, conventions and conferences, newspapers advertising, billboards, telephone directories and flyers/mailers.  We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

Vendor Relationships

We hope to develop a strong relationship with our vendors.  As of date of this prospectus we have not developed any vendor relationships but intend to do so immediately upon completion of our public offering.  There is no assurance however that we will develop any vendor relationships

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us, which could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director.  We intend to hire additional employees on an as needed basis.

Offices

Our principal executive office is located at Level 39, One Exchange Square, 8 Connaught Place, Central, Hong Kong. Our telephone number is 852 3101 7428 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701.  Our office is located in Central, Hong Kong, a business district of Hong Kong Island, in offices occupied by several companies.   As at January 2010, we will incur a monthly cost of approximately $200 .  The office space is currently adequate for our needs.  If we grow and more space is required, we intend to move our operations or rent additional space to supplement our existing facility.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce.  However, the Internet is increasingly popular.  As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet.  These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.  Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.  The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties.  We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters.  The vast majority of such laws were adopted prior to the advent of the Internet.  As a result, they do not contemplate or address the unique issues of the Internet and related technologies.  Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our products are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country.  We are qualified to do business only in Nevada.  Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties.  It could also hamper our ability to enforce contracts in such jurisdictions.   Currently, we are qualified to do business in Nevada and will be qualified to do business in Hong Kong prior to commencing operations.  Other than Nevada and Hong Kong, we do not believe we will have to qualify to do business in any other jurisdiction.

In Nevada, we are required to pay an annual fee to the Nevada Secretary of State of $165.  Nevada has no corporate income taxes.  That is why it is so attractive to do business there.

Other than the foregoing, no governmental approval is needed for the sale of our products in the United States or the State of Nevada.

Every foreign corporation doing business in Hong Kong must register as a foreign company under Part XI of the Companies Ordinance (Cap. 32) and within 30 days of beginning operation register the business under the provisions of Business Registrations Ordinance (Cap. 310).  The total cost of the registration is approximately $250 which will be paid from working capital following the completion of this public offering.

Income tax in Hong Kong is called a “profit tax”.  We will be subject to the profit tax of approximately 16% and is predicated on gross profits.

MANAGEMENT

Officer and director

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his or his successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officer and director are set forth below:

Name and Address	Age	Position(s)
Bradley Miller	42	president, principal executive officer, secretary,
1716 South Gary Avenue		treasurer, principal financial officer, principal
Tulsa, OK 74104		accounting officer and sole member of the board of
directors.

The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of our sole officer and director

Since our inception on December 18, 2009, Bradley Miller has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors.   Mr. Miller owns 100% of the outstanding shares of our common stock.  As such, he unilaterally decided that he was going to be our sole officer and director.  His decision did not in any manner relate to his previous employments.  His previous experience, qualifications, attributes or skills were not considered when he appointed himself as our sole officer and director .

Bradley Miller is the founder and president of Venditio Corp., incorporated originally as an international entertainment distribution company with ties to Asia and Latin America.  Venditio was founded in 2002.  Venditio Corp. currently is a wholesale distributor of PC games.  It plans to expand to the wholesale distribution of auto parts to Asia, but has not yet implemented the expansion.  Mr. Miller is responsible for managing vendor and customer relationships, website construction, marketing, accounting, and inventory management. Mr. Miller is the founder and former CEO Sino Charter, Inc. (now VLOV, Inc.).  While at Sino Charter, in addition to his duties as president, Mr. Miller was responsible for vendor and potential customer relationships, website construction, and accounting.  Other than VLOV, Inc., Mr. Miller has had no other prior history with shell companies.  Prior to forming Venditio Corp.  Mr. Miller was business development director for Payments Group in Hong Kong and also held management positions at MCI Worldcom and Wiltel Communications.  At MCI Worldcom, Mr. Miller was a project manager for billing systems development.  His specific responsibilities were to hold project coordination meetings, producing progress reports, coordinating communications between analysts and developers and assisting with business requirements and use case development.  While at Wiltel Communications, Mr. Miller was project manager for billing system development.  Specific responsibilities were to hold project coordination meetings, produce progress reports, coordinate communication between analysts and developers, assist with business requirements and use case development.

Throughout the late 1980s and 1990s, he held management positions within the aircraft industry including Mid-States Aircraft, U.S. Airparts, and Precision Hose Technologies.At Mid-States Aircraft, Mr. Miller was responsible for taking apart aircraft engines.  At U.S. Airparts, Mr. Miller was an outside sales representative responsible for customer relationships, order taking, and providing customers with pricing and product information.  At Precision Hose Technologies, Mr. Miller was responsible for building hose kit assemblies using pre-manufactured stratoflex hoses.

             None of the companies referred to above are parents, subsidiary corporations or other affiliates of Eastern World Solutions Inc .

During the past ten  years, Mr. Miller has not been the subject of the following events :

1. Any bankruptcy petition filed by or against any business of which Mr. Miller was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Miller’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending December 31, 2009 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Bradley Miller	2009	0	0	0	0	0	0	0	0
President	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director’s service contracts.  The following table sets forth compensation paid to our sole director from inception on December 18, 2009 to our year end on December 31, 2009.  Since that time we have not paid any compensation to Mr. Miller either as an executive officer or as a director.

Director’s Compensation Table
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Bradley Miller	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Number of Shares
			Outstanding After	Percentage of
			the Offering	Ownership After
			including 10,000,000	the Offering
	Number of		shares owned by	including 10,000,000
	Shares	Percentage of	Bradley Miller	shares owned by
	Outstanding	Ownership	Assuming all of	Bradley Miller
Name and Address	Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Bradley Miller	10,000,000	100%	13,000,000	76.92%
1716 S. Gary Ave
Tulsa, OK 74104

[1]           The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Miller is the only “promoter” of our company.

Future sales by existing stockholders

A total of 10,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold by affiliates, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided the Company was not a shell company when the shares were issued or prior thereto.  A shell company is a corporation with no or nominal assets or its assets consist solely of cash and no or nominal operations.  Accordingly, Mr. Miller, our sole shareholder, may not resell his shares under Rule 144 of the Act for a period on one year from the date we are no longer a shell company and we have filed a Form 8-K with the SEC and disclosed the information required by Item 5.06 thereof.

Shares purchased in this offering, which will be immediately resalable. The resale of shares could have a depressive effect on the market price should a market develop for our common stock.  There is no assurance a market will ever develop for our common stock.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director, who owns 10,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

 *          have equal ratable rights to dividends;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, Bradley Miller, our sole officer and directors, will own approximately 76.92% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403 Las Vegas, NV 89119.  Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

On December 18, 2009, we issued a total of 10,000,000 shares of restricted common stock to Bradley Miller, our sole officer and director in consideration of $100.

Further, Mr. Miller has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs.  As of the date of this prospectus, Mr. Miller has advanced us $30,000.  Mr. Miller may be repaid from the proceeds of this offering.  The obligation to Mr. Miller is in the form of a one year note payable that bears 4% interest.

             Mr. Miller is our only promoter.  Mr. Miller has not received anything of value, directly or indirectly, from us other than:  10,000,000 restricted shares of common stock for which he paid $100 and a promissory note he received from us in consideration of loaning us $30,000.  Currently, there are no plans to deliver anything of value to Mr. Miller in the future .

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to December 31, 2009, included in this prospectus have been audited by Malone Bailey, LLP, Independent Public Accountants, 10350 Richmond Avenue, Suite 800, Houston, Texas 77042, telephone (713) 343-4200 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S. 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 passed on the legality of the shares being offered in this prospectus.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Chartered Accountants.

Our financial statements from inception to December 31, 2009 (audited) immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board Of Directors
Eastern World Solutions, Inc.
(Development Stage Company)
Tulsa, Oklahoma

We have audited the accompanying balance sheets of Eastern World Solutions, Inc. (a development stage company) as of December 31, 2009 and the related statements of expenses, stockholders' deficit, and cash flows for the period from inception (December 18, 2009) through December 31, 2009, These financial statements are the responsibility of Eastern World Solutions, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  Eastern World Solutions, Inc. as of December 31, 2009 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Eastern World Solutions, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, Eastern World Solutions, Inc. has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, TX
January 21, 2010

EASTERN WORLD SOLUTIONS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
DECEMBER 31, 2009

ASSETS

CURRENT ASSETS
Cash	$20,005
Prepaid legal	10,000
TOTAL ASSETS	30,005

TOTAL ASSETS	$30,005

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Accrued interest	30
Related party payable	30,000
TOTAL LIABILITIES	30,030

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDER'S DEFICIT
Preferred stock, $0.00001 par value; 100,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $0.00001 par value; 100,000,000 shares authorized,
10,000,000 shares issued and outstanding	100
Additional paid-in capital	-
Accumulated deficit	(125)
TOTAL STOCKHOLDER'S DEFICIT	(25)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$30,005

The accompanying notes are an integral part of these financial statements.

EASTERN WORLD SOLUTIONS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF EXPENSES

From December 18,
2009 (Inception)
to December 31,
2009

EXPENSES
Bank Fees	95
Total Expenses	95

LOSS FROM OPERATIONS	(95)

OTHER EXPENSE
Interest expense	(30)
Total Other Expense	(30)

LOSS BEFORE TAXES	(125)

INCOME TAX EXPENSE	-

NET LOSS	$(125)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	10,000,000

The accompanying notes are an integral part of these financial statements.

EASTERN WORLD SOLUTIONS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDER'S DEFICIT

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 18, 2009	-	$-	$-	$-	$-

Common stock issued in private placement
for cash at $0.00001 per share	10,000,000	100	-	-	100

Net loss for the year ended November 30, 2006	-	-	-	(125)	(125)

Balance, December 31, 2009	10,000,000	$-	$-	$(125)	$(25)

The accompanying notes are an integral part of these financial statements.

EASTERN WORLD SOLUTIONS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS

From December 18,
2009 (Inception)
to December 31,
2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(125)
Adjustments to reconcile net loss to net cash
used by operations:
Changes in:
Prepaids	(10,000)
Accrued interest, related parties	30
Net cash used by operating activities	(10,095)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowing, related parties	30,000
Proceeds from sales of stock	100
Net cash provided by financing activities	30,100

NET INCREASE IN CASH	20,005

CASH - Beginning of period	-

CASH - End of period	$20,005

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Eastern World Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Eastern World Solutions Inc. (the “Company”) was incorporated on December 18th, 2009 in Nevada and its fiscal year end is December 31, 2009. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standard ASC 915-15 Accounting and Reporting by Development Stage Enterprises.  The Company is currently seeking funding in order to begin operations that will include an office, a website, and business development activities focused on developing business ties with international skiwear distributors and manufacturers.

The principal business of the Company is a relationship based import/export of skiwear and related consumer goods in Asia, Europe and the United States.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  While it is believed that such estimates are reasonable, actual results could differ significantly from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Loss Per Share
Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Income Taxes
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Fair Value of Financial Instruments
The Company’s financial instruments consist mainly of cash and cash equivalents, accrued expenses and notes payable.  The carrying amounts of the Company’s cash and cash equivalents, accrued expenses and notes payable approximate fair value due to the short-term nature of these instruments.

Accounting Pronouncements
The Company does not believe the adoption of recently issued accounting pronouncements will have an impact on The Company’s financial position, results of operations, or cash flows.

NOTE 2 – GOING CONCERN

The Company has incurred a net loss, has a negative working capital and has negative cash flows from operations.  These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

To address the Company’s financial situation, management has established plans designed to increase the sales of the Company’s products and decrease debt.  The Company plans on continuing to reduce expenses, and with small gains in any combination of network sales, direct sales, international sales, and warehouse sales, management believes that they will eventually be able to reverse their present financial position.  Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.  Management plans include negotiations to convert significant portions of existing debt into equity.

NOTE 3 – CAPITAL STOCK

In its initial capitalization on December 21, 2009, the Company issued 10,000,000 common shares for $100 cash to its founder.

NOTE 4 - RELATED PARTY TRANSACTIONS

On December 21, 2009, the CEO of the Company Bradley Miller loaned the company $30,000 at 4% interest and due on demand.  This note is unsecured.

NOTE 5 – INCOME TAX

Eastern World Solutions has incurred losses since its inception and, therefore, has not been subject to federal income taxes.  As of December 31, 2009, Eastern World Solutions had net operating losses of $125 which expire in 2028.

NOTE 6 - PREPAID LEGAL

$10,000 was paid to the company’s SEC attorney on December 21, 2009 for legal work to be performed in 2010.

NOTE 7 - SUBSEQUENT EVENTS

The Company rented office space on January 11, 2010 in Hong Kong for $230 per month, on a month-to-month basis.

Eastern World Solutions Inc. has evaluated all events subsequent to December 31, 2009 through January 21, 2010 and concluded that there are no significant or material transactions to be reported for the period from January 1, 2010 to January 21, 2010.  However, the Company did have a nonrecognizable subsequent event for rent as disclosed.

Until ________________, 2010, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.            OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$10.70
Printing Expenses	200.00
Accounting Fees and Expenses	9,089.30
Legal Fees and Expenses	20,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$30,000.00

ITEM 14.            INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 3 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.
2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.            RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Bradley Miller	December 18, 2009	10,000,000	$100.00
1716 South Gary Ave.
Tulsa, Oklahoma 74104

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Mr. Miller was supplied with the same information that could be found in a Form S-1 registration statement and is a sophisticated investor.

ITEM 16.            EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S.
10.1*	Promissory Note.
23.1	Consent of Malone Bailey, LLP Registered Public Accounting Firm.
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement.

*           Previously filed.

ITEM 17.            UNDERTAKINGS.

A.           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)           include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           include any additional or changed material information with respect to the plan of distribution.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)           For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.           To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.            The undersigned Registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 5th day of April 2010

EASTERN WORLD SOLUTIONS INC.

BY:	BRADLEY MILLER
Bradley Miller
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Bradley Miller as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

BRADLEY MILLER	President, Principal Executive Officer, Principal	April 5, 2010
Bradley Miller	Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S.
10.1*	Promissory Note.
23.1	Consent of Malone Bailey, LLP Registered Public Accounting Firm.
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement.

*           Previously filed.